Exhibit 99.1

Salary.com™ Reports Record Financial Results for Second Quarter 2008

Second quarter revenue up 56% on a year-over-year basis;

Strong progress reported against growth plan

WALTHAM, Mass. – Nov 1, 2007 – Salary.com, Inc. (NASDAQ: SLRY), a leading provider of on-demand compensation and talent management solutions, today announced financial results for its second quarter of fiscal 2008, which ended September 30, 2007. Second quarter revenue was $8.5 million, an increase of 56% from the second quarter of fiscal 2007 and 12% sequentially.

Cash flow from operations was $1.5 million for the second quarter of 2008, compared to $1.2 million in the prior year and $1.6 million in the prior quarter. Bookings (defined as change in deferred revenue added to revenue) were $9.7 million for the quarter compared to $6.5 million in the prior year and $8.1 million in the prior quarter, an increase of 50% year-over-year and 20% sequentially.

“We are pleased to report another quarter of record revenue and bookings,” stated Kent Plunkett, founder and chief executive officer. “In our 26th consecutive quarter of revenue growth, we once again delivered strong cashflow from operations and created continued value for customers and shareholders.”

“We continue to lead the on-demand compensation market by meeting our customers’ evolving needs with new products and services that are easy to use, easy to buy, and easy to implement. This quarter, we launched a new version of our compensation management suite, CompAnalyst®, with an intuitive, web 2.0 interface, new AJAX functionality and advanced pay analytic capabilities.”

“Our execution against goals in the second quarter, together with our strong financial results, underscore the momentum we have in the compensation management category and the path to leadership we are building in the larger talent management market,” continued Plunkett.

Financial Highlights

—	Revenue of $8.5 million

—	Cash flow from operations of $1.5 million

—	Bookings of $9.7 million

—	On a GAAP basis, Salary.com reported a net loss attributable to common stockholders of $2.5 million, or $0.18 per share, in the second quarter of fiscal 2008, compared to a net loss of $1.3 million, or $0.26 per share, in the second quarter of fiscal 2007

—	On a non-GAAP basis, excluding the impact of stock-based compensation expense, amortization of intangibles and accretion of preferred stock, Salary.com reported a net loss attributable to common stockholders of $1.0 million, or $0.08 per share, in the second quarter of fiscal 2008, compared to a net loss of $878,000, or $0.18 per share, in the second quarter of fiscal 2007

—	Cash and equivalents at the end of the second quarter of 2008 were $39.4 million, compared to $49.0 million at the end of fiscal 2007, with the decrease resulting from acquisitions completed during the first two quarters of fiscal 2008.

—	Current deferred revenue grew to $17.2 million at the end of the second quarter, an increase from $15.5 million at the end of fiscal 2007. Total deferred revenue was $18.3 million at the end of the second quarter, which represented an increase from $16.4 million at the end of fiscal 2007.

Ken Goldman, Salary.com’s senior vice president and chief financial officer said, “Strong up-sell activity and bookings, combined with synergies from our acquisitions of ICR Limited, L.C. and ITG Competency Group, LLC helped us achieve better than anticipated revenue in the second quarter.”

Business Highlights

—	As announced on July 31, 2007, Salary.com acquired ITG Competency Group, LLC, a premier provider of competency models and services used in a wide range of industries.

—	During the second quarter, 369 net new enterprise subscribers were added, including new customer additions from the ITG acquisition but excluding small and medium business customers, bringing the total enterprise subscriber count to more than 2,500 and total subscription customers to over 4,500. Enterprise subscriptions increased 21% sequentially and customer up-sell invoicing was up 50% from the same period last year.

—	The introduction of new proprietary datasets continues to drive cross-sell and up-sell activity with the successful integration of job-competency models into Salary.com’s talent management offering.

—	Released a new version of the CompAnalyst product suite.

—	New customer additions in the second quarter included marquee names such as: AMC Entertainment Inc; Amtrak/National Railroad Passenger Corporation; Bob Evans Farms, Inc.; Covad Communications Company; Dreyers Grand Ice Cream, Inc.; HealthSouth Corporation; Heineken USA, Inc.; KPMG LLP; New York Stock Exchange, Inc.; Wyeth; and ZipCar, Inc.

—

After the end of the quarter, Salary.com announced that it had settled its outstanding litigation with Mercer (US) Inc. Under the settlement, all claims were dismissed by both parties, no payments were made by either party and Mercer confirmed Salary.com’s right to load Mercer surveys for customers into Salary.com’s Survey Center® product.

“Continued focus on employee retention and development, coupled with increasing HR budgets to support talent management initiatives, has driven buyer demand for the data and technology necessary to support high performing workforces,” commented Plunkett. “Salary.com continues to see positive momentum due to our leadership position, domain expertise, proprietary data sets and on-demand technology, and this success is reflected in our financial and business results.”

Business Outlook

For the third quarter of fiscal 2008, Salary.com expects total revenue in the range of $8.8 million to $9.2 million. Non-GAAP net loss, which excludes the non-cash impact of stock-based compensation expense and amortization of intangibles, is expected to be in the range of $1.5 million to $1.7 million. GAAP loss for the second quarter of fiscal 2008 is expected to be in the range of $3.2 million to $3.4 million. Weighted average shares for the quarter are estimated to be approximately 13.8 million shares.

Salary.com expects total revenue in fiscal 2008 to be in the range of $34.6 million to $35.4 million, an increase from prior guidance. Cash flow from operations is expected to be in the range of $7.8 million to $8.2 million for the full fiscal year. Non-GAAP net loss, which excludes the non-cash impact of stock-

based compensation expense and amortization of intangibles, is expected to be in the range of $4.5 million to $4.9 million. On a GAAP basis, net loss for fiscal 2008 is expected to be in the range of $10.3 million to $10.7 million. Weighted average basic shares for the year are estimated to be approximately 13.7 million shares.

Conference call

What:	Salary.com second quarter fiscal 2008 financial results conference call and webcast

When:	Thursday, November 1, 2007

Time:	5:00 PM ET

Live Call:	(866) 293-8972, domestic (913) 312-9309, international

Replay:	(888) 203-1112, conference ID 6577214 (719) 457-0820, conference ID 6577214, international

Webcast:	http://investor.salary.com/events.cfm (live and replay)

About Salary.com, Inc.

Salary.com is a leading provider of on-demand compensation and talent management solutions helping businesses and individuals manage pay and performance. Salary.com provides companies of all sizes comprehensive on-demand software applications that are tightly integrated with its own proprietary compensation data sets, thereby automating the essential elements of the compensation management process and significantly improving the effectiveness of its client’s compensation spend. For more information, visit www.salary.com.

Safe Harbor Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Salary.com’s expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Salary.com’s filings with the Securities and Exchange Commission. The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not achieve GAAP profitability, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

(SLRY-F)

Salary.com, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2007	March 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$39,444,222	$49,016,389
Accounts receivable, net of allowance for doubtful accounts	4,905,295	3,364,931
Prepaid expenses and other current assets	491,521	891,483
Deferred customer acquisition costs, current portion	784,993	870,224

Total current assets	45,626,031	54,143,027

Property, equipment and software, net	1,857,560	1,937,250
Goodwill and intangibles assets, net	14,311,536	2,189,632
Other assets	768,728	405,564

Total assets	$62,563,855	$58,675,473

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued compensation	$2,979,673	$2,506,311
Accrued expenses and other current liabilities	1,740,538	1,104,714
Subscription payable	564,203	693,638
Deferred revenue, current portion	17,217,217	15,506,966

Total current liabilities	22,501,631	19,811,629

Deferred revenue, net of current portion	1,044,631	880,688
Other long-term liabilities	75,500	—

Total liabilities	23,621,762	20,692,317

Total stockholders’ equity
Total stockholders’ equity	38,942,093	37,983,156

Total liabilities and stockholders’ equity	$62,563,855	$58,675,473

Salary.com, Inc.

Consolidated Statements of Operations

	Three Months Ended September 30,		Six Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenue:
Subscription revenues	$7,780,813	$4,839,682	$14,539,311	$9,280,879
Advertising revenues	687,355	601,966	1,467,862	1,316,374

Total revenues	8,468,168	5,441,648	16,007,173	10,597,253

Cost of revenues (1)	1,883,402	1,122,026	3,505,713	2,173,574

Gross profit	6,584,766	4,319,622	12,501,460	8,423,679

Operating expenses:
Research and development (1)	1,226,889	898,451	2,109,159	1,626,108
Sales and marketing (1)	4,427,127	2,964,453	8,325,602	5,651,656
General and administrative (1)	3,619,653	1,553,190	6,546,791	3,001,045
Amortization of intangible assets	280,733	24,249	415,551	77,498

Total operating expenses	9,554,402	5,440,343	17,397,103	10,356,307

Loss from operations	(2,969,636)	(1,120,721)	(4,895,643)	(1,932,628)

Other income (expense):
Interest income	514,220	1,713	1,074,895	6,098
Interest expense	—	(27,292)	—	(51,559)
Other income (expense)	34,686	(300)	34,988	(2,200)

Total other income (expense)	548,906	(25,879)	1,109,883	(47,661)

Loss before provision for income taxes	(2,420,730)	(1,146,600)	(3,785,760)	(1,980,289)
Provision for income taxes	89,500	—	89,500	—

Net loss	(2,510,230)	(1,146,600)	(3,875,260)	(1,980,289)
Accretion of preferred stock	—	(128,997)	—	(257,996)

Net loss attributable to common stockholders	$(2,510,230)	$(1,275,597)	$(3,875,260)	$(2,238,285)

Net loss attributable to common stockholders per share—basic and diluted	$(0.18)	$(0.26)	$(0.29)	$(0.46)

Weighted average shares outstanding—basic and diluted	13,606,318	4,908,753	13,483,080	4,816,962

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2007	2006	2007	2006
Cost of revenues	$193,234	$26,983	$288,040	$55,278
Research and development	116,621	17,903	118,747	37,139
Sales and marketing	379,932	66,768	581,850	136,141
General and administrative	468,853	132,480	844,026	259,042

	$1,158,640	$244,134	$1,832,663	$487,600

Salary.com, Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,		Six Months Ended September 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(2,510,230)	$(1,146,000)	$(3,875,260)	$(1,980,290)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	560,607	209,559	964,584	431,691
Stock-based compensation	1,158,640	244,134	1,832,663	487,600
Other non-cash items	2,122,783	862	2,181,853	50,449
Change in operating assets and liabilities	161,694	1,918,625	2,002,240	1,579,678

Net cash provided by operating activities	1,493,494	1,227,180	3,106,080	569,128

Cash flows from investing activities:
Cash paid for acquisition of business	(1,780,624)	—	(11,978,586)	(367,500)
Cash paid for intangible assets	(8,573)	—	(222,725)	—
Increase in restricted cash	(300,000)	—	(300,000)	—
Purchases of property and equipment	(65,753)	(277,352)	(181,157)	(588,423)
Capitalization of software development costs	(72,038)	—	(234,430)	(93,156)

Net cash used in investing activities	(2,226,988)	(277,352)	(12,916,898)	(1,049,079)

Cash flows from financing activities:
Net proceeds from exercise (buyback) of common stock options and warrants	248,475	87,318	238,976	249,288
Net proceeds from revolving lines of credit	—	3,000,000	—	3,000,000

Net cash provided by financing activities	248,475	3,087,318	238,976	3,249,288

Effect of exchange rate changes on cash and cash equivalents	400	—	(325)	—

Decrease in cash and cash equivalents	(484,619)	4,037,146	(9,572,167)	2,769,337

Cash and cash equivalents, beginning of period	39,928,841	545,906	49,016,389	1,813,715

Cash and cash equivalents, end of period	$39,444,222	$4,583,052	$39,444,222	$4,583,052

Salary.com, Inc.

Reconciliation of Non-GAAP Measures

	Three Months Ended September 30,
	2007	2006
	(unaudited)	(unaudited)
Reconciliation of GAAP loss from operations to non-GAAP loss from operations:

Loss from operations	$(2,969,636)	$(1,120,721)
Amortization of intangible assets	280,733	24,249
Amortization of intangible assets (included in cost of revenues)	28,241	0
Stock-based compensation	1,158,640	244,134

Non-GAAP loss from operations	$(1,502,022)	$(852,338)

Reconciliation of GAAP net loss attributable to common stockholders to non-GAAP net loss attributable to common stockholders:

GAAP net loss attributable to common stockholders	$(2,510,230)	$(1,275,597)
Accretion of preferred stock	—	128,997
Amortization of intangible assets	280,733	24,249
Amortization of intangible assets (included in cost of revenues)	28,241	0
Stock-based compensation	1,158,640	244,134

Non-GAAP net loss attributable to common stockholders	$(1,042,616)	$(878,217)

Non-GAAP net loss attributable to common stockholders per share	$(0.08)	$(0.18)

Weighted average shares outstanding—basic and diluted	13,606,318	4,908,753

The non-GAAP financial measures in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Salary.com’s management to evaluate the operating performance of the Company and to conduct its business operations. Non-GAAP financial measures discussed in the press release exclude amortization of intangible assets, stock-based compensation and the accretion of preferred stock. By excluding these non-cash charges, Salary.com can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management uses the non-GAAP financial measures for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures are not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of the SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided in this press release and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

SOURCE: Salary.com, Inc.

Media:

Schwartz Communications

David Close / Bill Keeler, 781-684-0770

or

Investors:

Salary.com, Inc.

Kenneth S. Goldman, 781-464-7985

SVP & CFO

or

Integrated Corporate Relations

Garo Toomajanian, 781-464-7340